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                                                                     Exhibit 4.1

                          OMNIS TECHNOLOGY CORPORATION

                          SHAREHOLDER RIGHTS AGREEMENT



        This Shareholder Rights Agreement (the "Agreement") is made as of this 1st day of April, 1998 by and among Omnis Technology Corporation, a California corporation (the "Company") and the purchaser of Series A Preferred Stock of the Company pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement of even date herewith, and as may be amended from time to time subsequent to the date hereof (the "Series A Agreement") between the Company and the purchaser (the "Series A Purchaser" or the "Purchaser").

                                    Recitals

        A. Pursuant to the Series A Agreement, the Company shall sell to the Series A Purchaser up to 124,564 shares of Series A Preferred Stock of the Company (the "Series A Preferred" or the "Shares") in one or more closings.

        B. As an inducement to purchase the Series A Preferred Stock, the Company desires to grant the Purchaser and certain holders of the Series A Preferred the rights as set forth herein.

        NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Purchaser and the Company agree as follows:

                                    Agreement

        1. Registration Rights. Purchaser shall have registration rights with respect to (i) shares of the Company's Common Stock issued or issuable in connection with the conversion of the Shares and (ii) any Common Stock of the Company issued or issuable in respect of the shares of the Company's Common Stock or other securities issued or issuable pursuant to the conversion of the Shares, upon any stock split, stock dividend, recapitalization or similar event (the "Registrable Securities"), subject to the following terms and conditions:

               (a) Registration. The Company shall, promptly on or after six (6) months after the date hereof, or if the Series A Agreement has been amended to provide for the sale by the Company of additional shares of Series A Preferred Stock to Purchaser, then promptly on or after six (6) months from the date of the most recent amendment, if any, to the Series A Agreement (the "Closing Date"), file a registration statement (the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act") to effect the registration of the Registrable Securities so as to register the resale (which shall not be through an underwritten public offering) of the Registrable Securities; provided, however, that if the Company shall furnish to Purchaser a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors or Chief Executive Officer of the Company, it would be seriously detrimental to the Company and for the Registration Statement to be filed on or before the date filing would otherwise be required, and it is


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therefore in the best interests of the Company to defer the filing of the
Registration Statement, then the Company may delay the filing of the Registration Statement for a period not in excess of sixty (60) days.

               (b) Expenses of Registration. The Company shall pay all Registration Expenses (as hereafter defined) in connection with any registration, qualification or compliance pursuant to this Section 1, and Purchaser shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by Purchaser. For purposes of this Section 1(b), "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1(a) and 1(c), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and reasonable fees and disbursements, not to exceed $10,000.00, of one special counsel for Purchaser. For purposes of this Section 1(b), "Selling Expenses" shall mean all selling discounts, commissions and stock transfer or other taxes applicable to the Registrable Securities.

               (c) Registration Procedures. In the case of any registration effected by the Company pursuant to this Section 1, the Company will keep Purchaser advised in writing as to the initiation of each registration and as to the completion thereof. The Company will use commercially reasonable efforts to:

                      (i) Keep such registration effective until the earlier of
(i) Purchaser having completed the distribution described in the registration statement relating thereto or (ii) 18 months from the date of such registration;

                      (ii) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

                      (iii) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser from time to time may reasonably request;

                      (iv) Notify Purchaser so long as it is a holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Purchaser, prepare and furnish to Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circum-

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stances then existing; provided, however, that the Company may delay the preparation and filing of any such amendment or supplement (i) to the extent required by applicable law (in which event the Company shall promptly notify the Borrower in writing of such requirement of applicable law) or (ii) if such amendment or supplement would disclose a material financing, acquisition or other corporate development with respect to the Company and the chief executive officer or chief financial officer of the Company shall have determined in good faith (and shall have notified the Borrower in writing of such determination) that such disclosure is not in the best interest of the Company.

                      (v) Cause all such Registrable Securities registered pursuant the Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

                      (vi) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement; and

                      (vii) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to Purchaser, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

               (d) Information by Purchaser. Purchaser shall furnish to the Company such information regarding the distribution proposed by Purchaser as the Company may reasonably request in connection with any registration, qualification or compliance referred to in this Section 1. Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement or otherwise provided by Purchaser to the Company regarding Purchaser or Purchaser's plan of distribution. Without limiting the generality of the foregoing, any sale or attempted sale by Purchaser pursuant to the Registration Statement shall be deemed to constitute a representation by Purchaser that the information in the Registration Statement with respect to Purchaser and its plan of distribution is true and correct and does not omit to state a material fact necessary to make such information not misleading.

               (e) Indemnification and Contribution.

                      (i) The Company agrees to indemnify and hold harmless Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, and the Company will, as incurred, reimburse Purchaser for any legal or other expenses reasonably incurred in investigating, defending or

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preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser for use in the preparation of the Registration Statement; (ii) the failure of Purchaser to comply with any of the covenants and agreements or the inaccuracy of any representation by Purchaser in this Agreement or pursuant hereto, or (iii) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

                      (ii) Purchaser agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of the Registration Statement. Purchaser will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the indemnity agreement contained in this Section 1(e) shall not apply to amounts paid in settlement of any such action, proceeding or claim if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld; provided further, that in no event shall the indemnity obligations under this Section 1(e) exceed the net proceeds received from Purchaser for the purchase of Series A Preferred Stock from the Company pursuant to the Series A Agreement.

                      (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 1(e), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided further, however, that if more than one indemnified person makes a claim against an indemnifying

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person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

                      (iv) If the indemnification provided for in this Section 1(e) is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in light of the relative fault of each such party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 1(e)(iv) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 1(e)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 1(e)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                      (v) The obligations of the Company and Purchaser under this Section 1(e) shall be in addition to any liability which the Company and Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company or Purchaser, and to each person, if any, who controls the Company or Purchaser within the meaning of the Securities Act or the Exchange Act.

               (f) Restrictions on Transferability. The Registrable Securities shall not be transferable in the absence of (i) registration under the Securities Act or an exemption therefrom, (ii) registration or qualification under the provisions of any applicable blue sky laws or an exemption therefrom, or (iii) compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Registrable Securities in order to enforce the fore going restrictions.

               (g) Restrictive Legend. Each certificate representing Registrable Securities shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED
        UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES MAY

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        NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
        EXEMPTION THEREFROM.

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

The legends contained in this Section 1(g) shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the Registration Statement or Rule 144 under the Securities Act ("Rule 144"), but shall not be removed in any other circumstance without the Company's prior written consent in the Company's sole discretion.

               (h) Transfer of Shares After Registration.

                      (i) Purchaser may not make any transfer of any Registrable Securities except either (i) in accordance with the Registration Statement, in which case Purchaser must comply with the requirement of delivering a current Prospectus or (ii) in accordance with Rule 144. Such Registrable Securities are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Registrable Securities is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, Purchaser for purposes of establishing compliance with this Agreement. Such certificate shall be in such form as shall be supplied by the Company.

                      (ii) If Purchaser shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify the Company in writing of its intent to do so at least three (3) full business days prior to such sale. For purposes of this Agreement, "business day" shall be any day of the year, other than a Saturday or Sunday, on which banks in San Francisco, California generally are open. Such notice shall be deemed to constitute a representation that any information previously supplied by Purchaser (including without limitation the information referred to in Section 1(d) hereof) is accurate as of the date of such notice. At any time within such three (3) business-day period, the Company may refuse to permit Purchaser to resell any Registrable Securities pursuant to the Registration Statement; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to Purchaser to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of the Company, in accordance with Section 1(c)(iv) of this Agreement. In no event shall such delay exceed forty-five (45) trading days; provided, however, that if, prior to the expiration of such forty-five (45) trading day period, the Company delivers a certificate in writing to Purchaser to the effect that a further delay in such sale beyond such forty-five (45) trading day period is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of the Company, the Company may refuse to permit Purchaser to resell any Registrable Securities pursuant to the Registration Statement for an additional period not to exceed forty-five (45) trading days. In no event may the Company exercise

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its right pursuant to this Section 1(h)(ii) to refuse to permit Purchaser to sell Registrable Securities more than two (2) times in any one calendar year.

        2. Rights of First Refusal. The Company hereby grants to Purchaser (so long as Purchaser holds at least 50,000 shares of Preferred Stock (or 500,000 shares of Common Stock issued on conversion thereof)) the right of first refusal to purchase its pro rata share of "New Securities" (as defined in this Section
2) that the Company may, from time to time propose to sell and issue. Such pro rata share, for purposes of this right of first refusal, is the ratio of (X) the number of shares of Common Stock immediately prior to the issuances of New Securities then owned by Purchaser or issuable upon the conversion of the Series A Preferred then owned by Purchaser (including shares issuable upon exercise of options or warrants held by Purchaser), to (Y) the total number of shares of Common Stock immediately prior to the issuances of New Securities then outstanding, after giving effect to the conversion of all outstanding convertible securities (including the Series A Preferred) and the exercise of all outstanding options. This right of first refusal shall be subject to the following provisions:

               (a) "New Securities" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                      (i) upon conversion of Preferred Stock into Common Stock;

                      (ii) to officers, directors, and employees of, and consultants to, the Corporation pursuant to plans, arrangements or agreements approved by the Board of Directors not to exceed 1,200,000 shares; provided, however, that shares issued or issuable pursuant to this clause (a)(ii) which are canceled or forfeited may be reissued pursuant to this clause (a)(ii) without being counted against the 1,200,000 share limitation;

                      (iii) in connection with bona fide equipment lease transactions, loan guarantees, commercial loans, bank financing transactions or technology licenses approved by the Board of Directors;

                      (iv) pursuant to the acquisition of a company or other entity or division thereof by the Corporation by merger, purchase of assets, or other acquisition or reorganization approved by the Board of Directors whereby the Corporation owns not less than fifty-one (51%) of the voting power of such other company or entity or of the fair market value of the division thereof;

                      (v) pursuant to a joint venture arrangement or other strategic financing arrangement, so long as such issuance is not primarily for equity financing purposes; and

                      (vi) shares of Common Stock or Preferred Stock issued pursuant to Section 4 of the Company's Certificate of Designation authorizing the Shares.


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               (b) In the event that Company proposes to undertake an issuance of New Securities, it shall give Purchaser written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Purchaser shall have ten (10) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c) In the event that Purchaser fails to exercise in full the right of first refusal within the ten (10) business day period specified above, the Company shall have one hundred twenty (120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities respecting which the right of Purchaser was not exercised at a price and upon terms no more favorable to the purchaser thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to Purchaser in the manner provided above.

               (d) The right of first refusal granted under this Section 2 shall expire upon the date which is two years from the date hereof.

               (e) This right of first refusal is nonassignable.

        3. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

        4. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Purchaser, to the Purchaser's address set forth in the Series A Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing, (b) if to any other holder of any Registrable Securities, to such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company

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or (c) if to the Company, to its address set forth on the signature page of this
Agreement the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders.

        6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        7. Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of the (i) Company, (ii) in the event that the Purchaser's rights are affected by any such amendment or waiver, the Holders of a majority of the Registrable Securities and (iii) in all other situations, the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities and the Company. The Purchaser may waive any of its rights or the Company's obligations hereunder without obtaining the consent of any other person.

        8. Headings. Headings and the table of contents in this Agreement are for reference purposes only and shall not be deemed to have an substantive effect.

        9. Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be the representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        10. Delay or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder upon breach, default, or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring, etc.

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        IN WITNESS WHEREOF, the undersigned have executed this Shareholder
Rights Agreement as of the date set forth above.


OMNIS TECHNOLOGY CORPORATION              ASTORIA CAPITAL PARTNERS, L.P.
A DELAWARE CORPORATION                    BY:  ASTORIA CAPITAL MANAGEMENT, INC.


By:                                       By:
    --------------------------------         ----------------------------------
    Kenneth P. Holmes,                       Rick Koe, President
    Chief Financial Officer and
    Interim Chief Executive Officer

Address: 851 Traeger Avenue                  Address: 6600 Southwest 92nd Avenue
         San Bruno, CA 94066                          Suite 370
Fax No.:  (650) 829-3429                              Portland, OR 97223
                                             Fax No.: (503) 244-3801






                [Signature page to Shareholder Rights Agreement]